UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

OneBeacon Insurance Group, Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing relates to the proposed merger of OneBeacon Insurance Group, Ltd. and Intact Financial Corporation. The following is a form of letter that was distributed by OneBeacon to producers in connection with the proposed merger.
May 3, 2017

Dear Valued OneBeacon partners:

Yesterday, we announced that we have entered into a merger agreement under which Intact Financial Corporation of Canada will acquire OneBeacon for $18.10 per share—or a total transaction value of roughly $1.7 billion. This is an exciting step for all of us at OneBeacon that reinforces the strength of our specialty franchise, built largely due to our ongoing relationships with all of you.

As with all such transactions, this is subject to regulatory approvals, so we are targeting a fourth quarter close. In the meantime, it is "business as usual" for all of our specialty businesses that will continue to operate under the OneBeacon name. We look forward to continuing our journey to becoming a leading specialty market, now aligned with an innovative, successful organization focused on building its U.S. presence through our specialty business.

You may be curious about Intact, given that they do not currently operate in the U.S. markets. Intact is Canada's largest property-casualty company, with $6.1B (U.S. dollars; $8.2B Canadian dollars) in personal and commercial premiums written in 2016, supported through 12,000 employees. With a 200-year history, they are excited to seamlessly enter this marketplace through our specialty business. Intact has a ten-year history of having outperformed the Canadian property-casualty industry and operates through three distinct brands—Intact Insurance, belairdirect and BrokerLink. Similar to OneBeacon, they recognize people as a competitive advantage and are committed to continually investing in people and creating a strong and diverse workplace.

Both companies are focused on ensuring a seamless transition. We will keep you well informed of key milestones along the way and invite you to contact your local OneBeacon partner, Dennis Crosby or any member of our team with your questions.

Thank you for the opportunity to service your specialty insurance needs.

Best regards,

T. Michael Miller
President & CEO

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
The information contained in this communication may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this communication that address activities, events or developments which we expect will or may occur in the future are forward-looking statements. The words "will," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to our:

•	change in book value per share or return on equity;
•	business strategy;
•	financial and operating targets or plans;
•	incurred loss and loss adjustment expenses and the adequacy of our loss and loss adjustment expense reserves and related reinsurance;
•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
•	expansion and growth of our business and operations;
•	future capital expenditures; and
•	pending legal proceedings.

These statements are based on certain assumptions and analyses made by us in light of our experience and judgments about historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations is subject to a number of risks, uncertainties or other factors which are described in more detail beginning on page 16 of the Company's 2016 Annual Report on Form 10-K, that could cause actual results to differ materially from expectations, including:

•	recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;
•	changes in interest rates, debt or equity markets or other market volatility that negatively impact our investment portfolio;
•	competitive forces and the cyclicality of the property and casualty insurance industry;
•	claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods or terrorist attacks;
•	the continued availability of capital and financing;
•	the continued availability and cost of reinsurance coverage and our ability to collect reinsurance recoverables;
•	the ability to maintain data and system security;
•	the outcome of litigation and other legal or regulatory proceedings;
•	our ability to continue meeting our debt and related service obligations or to pay dividends;
•	our ability to successfully develop new specialty businesses;
•	changes in laws or regulations, or their interpretations, which are applicable to us, our competitors, our agents or our customers;
•	actions taken by rating agencies from time to time with respect to us, such as financial strength or credit rating downgrades or placing our ratings on negative watch;
•	our ability to retain key personnel;
•	participation in guaranty funds and mandatory market mechanisms;
•	our ability to maintain effective operating procedures and manage operational risk;
•	changes to current shareholder dividend practice and regulatory restrictions on dividends;
•	credit risk exposure in certain of our business operations;
•	Bermuda law may afford less protection to shareholders;
•	our status as a subsidiary of White Mountains, including potential conflicts of interest, competition, and related-party transactions;
•	changes in tax laws or tax treaties;
•	the risk that the proposed merger with Intact may not be completed on the currently contemplated timeline or at all;
•	the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Intact Financial Corporation ("Intact") by OneBeacon's shareholders;
•
the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals);

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement with Intact, including in circumstances which would require OneBeacon to pay a termination fee or other expenses;

•
risks related to diverting management's attention from our ongoing business operations and other risks related to the announcement or pendency of the proposed merger with Intact, including on our ability to retain and hire key personnel, our ability to maintain relationships with our customers, policyholders, brokers, service providers and others with whom we do business and our operating results and business generally;

•	the risk that shareholder litigation in connection with the transactions contemplated by the merger agreement with Intact may result in significant costs of defense, indemnification and liability; and
•	other factors, most of which are beyond our control.

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Consequently, all of the forward-looking statements made in this communication are qualified by these cautionary statements, and there can be no assurance that the anticipated results or developments will be realized or, even if substantially realized, that they will have the expected consequences. Readers should carefully review these risk factors, and are cautioned not to place undue reliance on our forward-looking statements. The forward-looking statements in this communication speak only as of the date on which they are made. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

Additional information and where to find it
This communication may be deemed to be solicitation material in respect of the proposed takeover of OneBeacon by Intact.  In connection with the proposed transaction, OneBeacon intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form.  Investors and security holders are urged to read all relevant documents filed with the SEC (if and when they become available), including OneBeacon's definitive proxy statement, because they will contain important information about the proposed transaction.  Investors and security holders will be able to obtain copies of the proxy statement and other documents filed with the SEC (if and when available) free of charge at the SEC's website, http://www.sec.gov, or for free from OneBeacon by contacting Paul McDonough at ir@onebeacon.com.  Such documents are not currently available.

Participants in solicitation
This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC in connection with the proposed transaction.  OneBeacon, Intact and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be "participants" in the solicitation of proxies from holders of OneBeacon's common shares in favor of the proposed transaction.  Information about OneBeacon's directors and executive officers is set forth in OneBeacon's Proxy Statement on Schedule 14A for its 2017 Annual General Meeting of Shareholders, which was filed with the SEC on April 11, 2017, its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 27, 2017 and its Current Report on Form 8-K filed with the SEC on March 6, 2017.  Information about Intact's directors and executive officers is set forth in Intact's Management Proxy Circular for its 2017 Annual and Special Meeting of Shareholders, its Annual Information Form for the fiscal year ended December 31, 2016 and its Management's Discussion and Analysis for the fiscal year ended December 31, 2016, all of which are available on www.sedar.com.  These documents may be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants which may, in some cases, be different than those of OneBeacon's shareholders generally, will also be included in OneBeacon's proxy statement relating to the proposed transaction, when it becomes available.

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